Exhibit 10.1

AMENDMENT TO

THE CHOICE HOTELS INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

The 2006 Long-Term Incentive Plan, as amended (the “Plan”) is hereby amended, effective February 27, 2015, as follows:

A. Section 1.02 is hereby deleted and replaced with the following:

“Effective Date and Duration of Plan. Unless terminated earlier by the Board, this Plan is effective until February 13, 2018. Any Awards that are made under the Plan prior to the termination date shall continue in effect in accordance with the terms of the Agreement after that date.”

B. Section 9.04(d) is hereby deleted and replaced with the following:

“(d) To the extent consistent with Section 162(m) of the Code, the Committee (i) may appropriately establish performance criteria that either disregards or takes into account the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately establish performance criteria that either includes or excludes gains and losses related to any of the following events that occurs during a performance period: (A) the sale of assets, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, and (F) investments in or expenses related to new lines of business or non-core business initiatives that were unbudgeted at the time the performance criteria was established.”

Except as set forth in this Amendment, the Plan shall remain unchanged and shall continue in full force and effect.